__________________

CHANGO INC.
STOCK OPTION PLAN
March 12, 2009

Amended: June 11, 2009
Amended: November 1, 2010
Amended: January 28, 2011
Amended: April 10, 2013
Amended: December 4, 2014
__________________

i

TABLE OF CONTENTS
(continued)

SCHEDULES
Schedule “A”     – Deposit Receipt
Schedule “B”    – Exercise Notice
Schedule “C”    – Option Agreement
Schedule “D”    – Assumption Agreement
Schedule “E”    – Power of Attorney

ii

CHANGO INC.
STOCK OPTION PLAN
ARTICLE 1
PURPOSE

1.1	Purpose
The purpose of this Plan is to advance the interests of the Company by attracting, retaining and motivating directors, officers, key employees and consultants and providing them with a greater incentive to develop and promote the growth and success of the Company by granting to them options to purchase shares in the capital of the Company.
ARTICLE 2
INTERPRETATION

2.1	Definitions
Unless otherwise defined elsewhere herein, the following terms have the following meanings, respectively:

(a)	“Affiliate” means an “affiliate” (as defined in NI 45-106) of the Company.

(b)	“Assumption Agreement” has the meaning set forth in Section 4.10.

(c)	“Board” means the board of directors of the Company.

(d)	“Change of Control” has the meaning set forth in Section 4.9(a).

(e)	“Change of Control Price” has the meaning set forth in Section 4.9(a).

(f)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(g)	“Committee” has the meaning set forth in Section 3.2.

(h)	“Common Shares” means the Common shares in the capital of the Company.

(i)	“Company” means Chango Inc.

(j)
“Consultant” means a Person, other than an Employee or an Executive, who is engaged to provide on a bona fide basis consulting, technical, management, advisory or other services (other than services provided in relation to a distribution of securities) to the Company or an Affiliate under a written contract between the Company or an Affiliate, and who, in the reasonable opinion of the Board, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate. In the case of an individual Consultant, “Consultant” includes the Consultant’s Permitted Assigns.

(k)	“Consultant Company” means, for an individual Consultant, a company of which the individual Consultant is an employee or a shareholder.

(l)	“Consultant Partnership” means, for an individual Consultant, a partnership of which the individual Consultant is an employee or partner.

(m)
“Date of Grant” means, for any Option, the date specified by the Board at the time it grants the Option or, if no such date is specified, the date upon which the Option Agreement is signed by the Company.

(n)
“Deposit Receipt” means a receipt given to an Optionee under this Plan evidencing an Optionee’s interest in Common Shares issued upon the exercise of any Options. A Deposit Receipt will be substantially in the form attached hereto as Schedule “A” (subject to such amendments thereto as the Board may, in its discretion, require from time to time).

(o)	“Director” means a member of the Board or the board of directors of an Affiliate.

(p)
“Disabled” or “Disability” means physical or mental incapacity or disability that prevents the Optionee from performing the essential duties of the Optionee’s employment or service, with no reasonable prospect of timely recovery, determined in accordance with procedures established by the Board for purposes of this Plan or, for purposes of ISOs, has the meaning set forth in Section 4.12(b).

(q)	“Disqualifying Disposition” has the meaning set forth in Section 4.12(f).

(r)	“Eligible Person” means an Employee, Executive or Consultant.

(s)	“Employee” means a current full-time or part-time employee (other than an Executive or a Consultant) of the Company or an Affiliate, and includes an Employee’s Permitted Assigns.

(t)	“Executive” means a Director or an Officer of the Company or an Affiliate, and includes an Executive’s Permitted Assigns.

(u)
“Exercise Notice” means a notice in writing, in the form set out in Schedule “B” (subject to such amendments thereto as the Board may, in its discretion, require from time to time), signed by an Optionee indicating the Optionee’s intention to exercise a particular Option.

(v)
“Exercise Period” means the period of time during which an Option may be exercised; provided that, the Exercise Period with respect to any particular Option shall not exceed 10 years from the Date of Grant of such Option.

(w)	“Exercise Price” means the price at which a Common Share may be purchased pursuant to the exercise of an Option.

(x)	“Expiry Date” has the meaning set forth in Section 4.3(a).

(y)	“Holding Entity” means a holding entity as defined in NI 45-106.

(z)	“Individual Optionee” means an Optionee who is an individual or the individual of which the Optionee is a Permitted Assign, as the case may be.

(aa)	“Investment Administrator” means, for a Person that is an Optionee, a trustee, custodian or administrator acting on behalf of, or for the benefit of the Person.

(bb)	“ISOs” has the meaning set forth in Section 4.12.

(cc)	“NI 45-106” means National Instrument 45-106 (Prospectus and Registration Exemptions) of the Canadian Securities Administrators, as amended or replaced from time to time.

(dd)	“Officer” means an “executive officer” (as defined in NI 45-106) of the Company or an Affiliate.

(ee)	“Option” means a right to purchase Common Shares under this Plan.

(ff)	“Optionee” means an Eligible Person who has been granted one or more Options.

(gg)
“Option Agreement” means a signed, written agreement between an Optionee and the Company, in the form attached as Schedule “C”, subject to any amendments or additions as may, in the discretion of the Board, be necessary or advisable, evidencing the terms and conditions on which an Option has been granted under this Plan.

(hh)	“Permitted Assign” means:

(i)	for an Employee or Executive:

(A)	an Investment Administrator of the Employee or Executive;

(B)	a Holding Entity of the Employee or Executive; or

(C)	an RRSP or RRIF established by the Employee or Executive or under which the Employee or Executive is a beneficiary.

(ii)	for an individual Consultant:

(A)	a Consultant Company;

(B)	a Consultant Partnership; or

(C)	an RRSP or RRIF established by or for an individual Consultant or under which the individual Consultant is the beneficiary.

(ii)
“Person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and an individual or other person in that person’s capacity as trustee, executor, administrator or personal or other legal representative.

(jj)	“Plan” means this stock option plan, as may be amended from time to time.

(kk)	“Power of Attorney” has the meaning set forth in Section 4.10.

(ll)
“Public Company” means a corporation, any shares of which are freely tradeable to and between members of the public without the requirement of filing a prospectus or similar document and the shares of which are traded on a published market (being any market on which shares are traded or quoted for trading if the prices at which they have been traded or quoted on that market are regularly published in a newspaper or business or financial publication of general and regular paid circulation).

(mm)	“Related Corporations” has the meaning given to it in Section 4.12(a).

(nn)
“Retirement” means retirement from active employment with the Company or an Affiliate at or after age 65 or, with the consent for purposes of the Plan of such officer of the Company as may be designated by the Board, at or after such earlier age and upon the completion of such years of service as the Board may specify.

(oo)	“RRIF” means a registered retirement income fund as defined in the Tax Act.

(pp)	“RRSP” means a registered retirement savings plan as defined in the Tax Act.

(qq)	“Shareholders Agreement” means any unanimous shareholders agreement to which the Company and all of the shareholders of the Company are a party from time to time, as amended and/or restated.

(rr)	“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as may be amended from time to time.

(ss)	“Termination Date” means:

(i)	in the case of an Individual Optionee who dies, the date of death;

(ii)
in all other cases, the date designated by the Company or its Affiliate as the day on which the Optionee’s employment, consulting agreement or arrangement, or term of office with the Company or such Affiliate ceases (as the case may be); and “Termination Date” specifically does not mean the date on which any period of notice that the Company or such Affiliate may be required to provide to the Optionee (whether under contract or statute or otherwise at law) expires (provided that, in the case of termination by reason of voluntary resignation by the Optionee or voluntary termination by the Optionee, the Termination Date may not be earlier than the date notice of resignation or notice of voluntary termination was given by such Optionee).

2.2	Interpretation

(a)
Whenever the Board or, where applicable, the Committee is to exercise discretion in the administration of the terms and conditions of this Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee, as the case may be.

(b)	As used in this Plan, the terms “Article” and “Section” mean and refer to the specified Article or Section of this Plan.

(c)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)	Unless otherwise specified, all references in this Plan or in any Option Agreement to money amounts are to Canadian currency.
ARTICLE 3
ADMINISTRATION

3.1	Administration
Subject to Section 3.2, this Plan will be administered by the Board, and the Board has sole and complete authority, in its discretion:

(a)	to determine the Persons (from among the Eligible Persons) to whom Options may be granted;

(b)	to grant Options in such amounts and, subject to the provisions of this Plan, on such terms and conditions as it determines including:

(i)	the time or times at which Options may be granted;

(ii)	the Exercise Price;

(iii)	the time or times when each Option becomes exercisable and, subject to Section 4.3, the duration of the Exercise Period;

(iv)	whether restrictions or limitations are to be imposed on the Common Shares issued or issuable upon the exercise of any Options and the nature of such restrictions or limitations, if any; and

(v)	any acceleration of exercisability or waiver of termination regarding any Option, based on such factors as the Board may determine;

(c)	to interpret this Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan; and

(d)	to make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.
The Board’s determinations and actions within its authority under this Plan are conclusive and binding on the Company and all other Persons. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company or an Affiliate as the Board determines.

3.2	Delegation to Committee
To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board (the “Committee”) all or any of the powers conferred on the Board under the Plan. In such event, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive.

3.3	Eligibility
All Employees, Executives and Consultants are eligible to participate in this Plan, subject to Sections 4.6(b) and 4.7(f). Eligibility to participate does not confer upon any Eligible Person a right to be granted Options pursuant to this Plan.

3.4	Total Common Shares Subject to Options

(a)
The aggregate number of Common Shares that may be issued pursuant to the exercise of Options must not exceed 2,202,591 Common Shares. No Option may be granted if such grant would have the effect of causing the total number of Common Shares subject to Options to exceed the above-noted total number of Common Shares reserved for issuance pursuant to the exercise of Options. Subject to applicable law and any shareholder or other approval that may be required, the Board may in its discretion amend the Plan to increase such number of Common Shares that may be issued pursuant to the exercise of Options without notice to or the consent or approval of any Optionees, Eligible Persons or any other Person.

(b)
To the extent Options terminate for any reason prior to exercise in full or are cancelled in accordance with the terms of this Plan, the Common Shares subject to such Options shall be added back to the number of Common Shares reserved for issuance under the Plan, and such Common Shares will again become available for grant under this Plan.

3.5	Option Agreements
All Options granted under this Plan will be evidenced by Option Agreements. Such Option Agreements will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Board may direct. Any one officer of the Company is authorized and empowered to execute and deliver, for and on behalf of the Company, an Option Agreement to each Optionee. In the event of any conflict between the specific terms of this Plan and the terms of any Option Agreement, the terms of the Option Agreement shall prevail to the extent of the conflict.

3.6	Transferability

(a)
Except as provided in Section 3.6(b) below: (i) an Option is not assignable or transferable by any Optionee; and (ii) no assignment or transfer of Options, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Options in any assignee or transferee, and immediately upon such purported assignment or transfer, such Options will terminate and be of no further force or effect.

(b)
Subject to applicable law and to the prior written consent of the Board, an Option may be assigned or transferred to and from the Optionee and a Permitted Assign of the Optionee. In the event an Option is assigned or transferred in accordance with the above, it shall be a condition to the effectiveness of such assignment or transfer that the Permitted Assign enter into an Option Agreement on the same terms and conditions as the Optionee’s current Option Agreement. The Permitted Assign shall also be required to execute and deliver to the Company all such other instruments as may be required by the Board in its discretion.

(c)
The obligations of each Optionee pursuant to this Plan and any Option shall be binding on the Optionee’s successors, assigns, heirs, executors or administrators, as applicable. Subject to Section 4.6, in the case of an Individual Optionee an Option may only be exercised during the lifetime of the Optionee.

ARTICLE 4
GRANT OF OPTIONS

4.1	Grant of Options
The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant Options to any Eligible Person.

4.2	Exercise Price
The Exercise Price of any Option will be as determined by the Board (but, in the case of ISOs, must not be less than the fair market value of the Common Shares on the Date of Grant and, in the case of Options granted as contemplated by Section 4.12(d), 110% of the fair market value on the Date of Grant).

4.3	Term of Options

(a)
Subject to any accelerated termination as set forth in this Plan, each Option, unless otherwise specified by the Board, expires on the day after the fifth anniversary of the Date of Grant (the “Expiry Date”); provided that, in no event will the Exercise Period of an Option be permitted to exceed 10 years from its Date of Grant.

(b)
The Board shall also have the authority, exercisable at the time of granting a particular Option or at any time prior to the applicable Expiry Date, in its discretion, to extend the Expiry Date of any Option in the manner and on the terms authorized by the Board; provided that, in no event will the Exercise Period of an Option be permitted to exceed 10 years from its Date of Grant.

4.4	Exercise Period

(a)	Unless otherwise specified by the Board at the time of granting an Option and except as otherwise provided in this Plan, each Option will vest and be exercisable in the following instalments:

(i)	one-quarter (¼) of the Options granted (being 25% of the Common Shares which are issuable under the Option) will vest and become exercisable on the first anniversary of the Date of Grant; and

(ii)
over the 36 month period thereafter, on the first day of each calendar month following the first anniversary of the Date of Grant, one thirty-sixth (1/36th) of the Options that are not vested on the first anniversary of the Date of Grant (being 2.0833% of the Common Shares which are issuable under the Option) will vest and become exercisable.

(b)
The instalments of an Option that have vested and become exercisable pursuant to Sections 4.4(a)(i) and 4.4(a)(ii) will remain exercisable to and including the Expiry Date, subject to any accelerated termination and cancellation as set forth in this Plan. Each Option or instalment may be exercised at any time or from time to time, in whole or in part, for up to the total number of Common Shares with respect to which it is then exercisable.

(c)	The Board has the right to accelerate the date upon which any instalment of any Option becomes exercisable, including in connection with a Change of Control.

(d)	Subject to the provisions of this Plan and any Option Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Company by or on behalf of the Optionee.

4.5	Payment of Exercise Price and Deposit Receipt

(a)
The Exercise Notice referred to in Section 4.4(d) must be accompanied by payment in full of the aggregate Exercise Price for the Common Shares to be purchased. The Exercise Price must be paid in cash, or by certified cheque, bank draft or money order payable to the Company or by such other means as might be specified from time to time by the Board. No Common Shares will be issued upon the exercise of any Options until full payment therefor has been received by the Company, together with an executed Assumption Agreement and Power of Attorney in accordance with Section 4.10.

(b)
Until the Company becomes a Public Company, any certificate evidencing Common Shares purchased by an Optionee upon the exercise of any Options will be held by the Company on behalf of the Optionee. By the exercise of an Option, the Optionee shall be deemed to have irrevocably appointed the Secretary of the Company (or failing him, any other officer of the Company designated by it) his attorney to endorse in blank for transfer any certificates representing Common Shares issued on the exercise of any Options. Upon the exercise of an Option, the Company will deliver to the Optionee a Deposit Receipt (which shall be signed by the Optionee as a pre-condition to the issuance of the Common Shares issuable on the exercise of the Option):

indicating the number of Common Shares the Company is holding as a result of the exercise of such Option; and
acknowledging that the Company is holding the certificate in respect of such Common Shares on behalf of the Optionee, all subject to the terms of the Plan. The Common Shares will not be, and cannot be required to be, unless the Board determines otherwise, released to the Optionee until the Company becomes a Public Company.

4.6	Retirement, Death or Disability of Optionee
Where an Optionee’s employment, consulting agreement or arrangement, or term of office with the Company or an Affiliate ceases by reason of the Optionee’s death, Disability or Retirement, then:

(a)
the executor or administrator of the Optionee’s estate or the Optionee, as the case may be, may exercise any Options of the Optionee to the extent that the Options were exercisable on the Termination Date and the right to exercise such Options terminates on the earlier of: (i) the date that is 180 days from the Termination Date; and (ii) the Expiry Date. Any Options held by the Optionee that were not exercisable on the Termination Date immediately expire and are cancelled on the Termination Date; and

(b)	such Optionee’s eligibility to receive further grants of Options under the Plan ceases on the Termination Date.

4.7	Other Termination of Employment or Services

(a)	Where, in the case of an Employee or Executive, an Individual Optionee’s employment or term of office terminates by reason of: (i) termination by the
Company or an Affiliate without cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice); or (ii) voluntary resignation by the Optionee, then any Options held by the Optionee that are exercisable at the Termination Date continue to be exercisable until the earlier of: (A) the date that is 30 days after the Termination Date; and (B) the Expiry Date. Any Options held by the Optionee that are not exercisable at the Termination Date immediately expire and are cancelled on the Termination Date.

(b)
Where, in the case of an Employee or Executive, an Individual Optionee’s employment or term of office is terminated by the Company or an Affiliate for cause, then any Options held by the Optionee, whether or not exercisable at the Termination Date, immediately expire and are cancelled on the Termination Date at an hour determined by the Board, in its sole discretion.

(c)
Where, in the case of a Consultant, the Consultant’s consulting agreement or arrangement terminates by reason of: (i) termination by the Company or an Affiliate for any reason whatsoever other than for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the consulting agreement or arrangement); or (ii) voluntarily termination by the Optionee; or (iii) the death or Disability of the Individual Optionee, then any Options held by the Optionee that are exercisable on the Termination Date continue to be exercisable by the Optionee until the earlier of: (A) the date that is 30 days from the Termination Date; and (B) the Expiry Date. Any Options held by the Optionee that are not exercisable at the Termination Date immediately expire and are cancelled on the Termination Date.

(d)
Where, in the case of a Consultant, the Consultant’s consulting agreement or arrangement is terminated by the Company or an Affiliate for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the consulting agreement or arrangement), then any Options held by the Optionee, whether or not such Options are exercisable at the Termination Date, immediately expire and are cancelled on the Termination Date at an hour determined by the Board, in its sole discretion.

(e)
An Optionee’s eligibility to receive further grants of Options under this Plan ceases as of the date that the Company or an Affiliate, as the case may be, provides the Optionee with written notification that the Optionee’s employment, term of office, consulting agreement or arrangement, as the case may be, is terminated, notwithstanding that such date may be prior to the Termination Date.

(f)
Notwithstanding Sections 4.7(a) and 4.7(c), unless the Board in its discretion otherwise determines, at any time and from time to time, Options are not affected by a change of employment or consulting arrangement within or among the Company or an Affiliate for so long as the Optionee continues to be employed by or engaged as a consultant to, or a director or officer of, the Company or an Affiliate.

4.8	Discretion to Permit Exercise
Notwithstanding the provisions of Sections 4.6 and 4.7, the Board may, in its discretion, at any time prior to or following the events contemplated in such sections, permit the exercise of any or all Options held by the Optionee in the manner and on the terms authorized by the Board, except that the Board may not, in any case, authorize the exercise of an Option pursuant to this Section 4.8 beyond the Expiry Date of the particular Option.

4.9	Change of Control

(a)	For the purposes of this Plan,

(i)	“Change of Control” means the occurrence, howsoever effected, of one or more of the following with respect to the Company:

(A)
the acquisition of the Company by any Person or related group of Persons (including, without limitation, any reorganization, merger, amalgamation, arrangement, consolidation or similar transaction) resulting in the transfer, disposition or exchange of all or substantially all of the outstanding Shares in consideration for securities issued or other consideration paid by the acquiring Person or related group of Persons in a single transaction or a series of related transactions (except for a transaction or series of related transactions after the consummation of which the shareholders of the Company that held securities representing more than 50% of the aggregate voting power of all of the Company’s issued and outstanding securities before such transaction or series of related transactions continue to hold securities representing more than 50% of the aggregate voting power of all of the surviving corporation’s or its parent corporation’s issued and outstanding securities);

(B)
the sale, transfer or other disposition of all or substantially all of the property and assets of the Company to any Person (other than a Person that was, prior to such sale, transfer or other disposition, an Affiliate); or

(C)	the dissolution or liquidation of the Company (except in connection with the distribution of assets of the Company to one or more Persons that were Affiliates prior to such event).

(ii)	“Change of Control Price” shall mean the highest price per Share of the same class or series paid or to be paid in any transaction related to a Change of Control.

(iii)	“Shares” means shares in the capital of the Company, including, without limitation, the Common Shares.

(b)
In the event of and in connection with a transaction that would constitute a Change of Control, notwithstanding anything else in this Plan but subject to the specific terms of any Option Agreement to the contrary, the Board shall have the right, in its discretion, to deal with any or all Options (or any portion thereof) issued under this Plan in the manner it deems fair and reasonable in the circumstances of the Change of Control. Without limiting the generality of the foregoing, in connection with a Change of Control, the Board, without any action or consent required on the part of any Optionee or Eligible Person, shall have the right to:

(i)	determine that the Options, in whole or in part and whether vested or unvested, shall remain in full force and effect in accordance with their terms after the Change of Control;

(ii)
provide for the conversion or exchange of any or all Options (or any portion thereof, whether vested or unvested) into or for options, rights or other securities in any entity participating in or resulting from a Change of Control;

(iii)	cancel any unvested Options (or any portions thereof) without payment of any kind to any Optionee;

(iv)	accelerate the vesting of outstanding Options in accordance Section 4.9(d);

(v)	provide for outstanding Options to be purchased as contemplated in Section 4.9(f);

(vi)	accelerate the date by which any or all Options or any portion thereof, whether vested or unvested, must be exercised either in whole or in part;

(vii)
deem any or all Options or any portion thereof, whether vested or unvested (including those accelerated under Section 4.9(d)) to have been exercised in whole or in part, tender, on behalf of the Optionees, the underlying Common Shares that would have been issued pursuant to the exercise of such Options to any third party purchaser in connection with the Change of Control, and pay to the Optionees on behalf of such third party purchaser an amount per underlying Common Share equal to the positive difference between the Change of Control Price of the Common Shares and the applicable Exercise Price;

(viii)
cancel any or all outstanding Options (including those accelerated under Section 4.9(d)) either in whole or in part and pay to the Optionees an amount per underlying Common Share equal to the positive difference between the Change of Control Price of the Common Shares and the applicable Exercise Price; or

(ix)	take such other actions, and combinations of the foregoing actions or any other actions permitted under this Section 4.9, as it deems fair and reasonable under the circumstances.

(c)
Upon the Company entering into an agreement relating to (and, if the Company is a Public Company, publicly announcing) a transaction which, if completed, would result in a Change of Control, the Company shall give written notice of the proposed Change of Control to each Optionee, together with a description of the effect of such Change of Control on outstanding Options, not less than ten (10) days prior to the closing of the transaction resulting in the Change of Control if the Board exercises its rights under Section 4.9(d) below. For greater certainty, if the Board makes any other determination in connection with the Change of Control of the nature contemplated in this Section 4.9, no such prior notice need be given to the Optionees, except as determined by the Board prior to or following the Change of Control.

(d)
The Board, without any action or consent required on the part of any Optionee or Eligible Person, shall have the right, in its discretion, to accelerate the vesting of any or all outstanding Options (or any portion thereof) to provide that, notwithstanding the vesting schedule or any other provision of an Option Agreement relating to the vesting of Options, such outstanding Options shall be fully vested and conditionally exercisable upon (or prior to) the completion of the Change of Control; provided, however, that the Board shall not, in any case, authorize the exercise of any Option pursuant to this Section 4.9 beyond the applicable Expiry Date. If the Board elects to accelerate the vesting of any Options, and if any of such Options are not exercised within ten (10) days following the giving of the notice contemplated in Section 4.9(c) above, such unexercised Options shall terminate and expire upon the completion of the proposed Change of Control. If, for any reason, the Change of Control does not occur within the contemplated time period, the acceleration of the vesting of the Options shall be retracted and vesting shall instead revert to the manner provided in the applicable vesting schedule or Option Agreement.

(e)
To the extent that the Change of Control would be as a result of a capital reorganization, arrangement, amalgamation or reclassification of the share capital of the Company and the Board does not accelerate the vesting of Options pursuant to Section 4.9(d) above, the Company shall make adequate provisions to ensure that, upon completion of the proposed Change of Control, the number and kind of shares subject to outstanding Options and/or the Exercise Price shall be appropriately adjusted in such manner as the Board considers equitable.

(f)
In addition to the other powers of the Board under this Section 4.9, the Board, without any action or consent required on the part of any Optionee or Eligible Person, shall have the right, in its discretion, to provide for the purchase of any or all outstanding Options (or any portion thereof) by the Company or an Affiliate or other Person upon (or prior to) the completion of the Change of Control for an amount equal to (i) the Change of Control Price of each Common Share underlying the applicable Options multiplied by the number of Common Shares underlying such Options, less (ii) the aggregate Exercise Price of such Options.

(g)
If, in connection with a Change of Control, the shareholders of the Company are to receive consideration other than consideration consisting solely of cash, then the Board may determine, prior to the occurrence of the Change of Control, that upon the exercise of any Options after the Change of Control, that the Optionees shall be entitled to receive that consideration which they would have received had they exercised their Options immediately prior to the Change of Control and sold their Common Shares on the same terms and conditions as the shareholders of the Company who sold their Common Shares in connection with the Change of Control.

4.10	Assumption Agreement and Power of Attorney
While the Company is not a Public Company and as a pre-condition to the issuance of Common Shares upon the exercise of Options, the Optionee shall execute and deliver to the Company (i) an assumption agreement (the “Assumption Agreement”), in the form attached to the Shareholders Agreement, or, if there is no form attached to the Shareholders Agreement, in the form attached hereto as Schedule “D” (subject to such amendments thereto as the Board may, in its discretion, require from time to time), whereby the Optionee agrees to be bound by the Shareholders Agreement; and (ii) an irrevocable power of attorney (the “Power of Attorney”), in the form attached hereto as Schedule “E” (subject to such amendments thereto as the Board may, in its discretion, require from time to time). Each Optionee acknowledges that the Shareholder Agreement, if any, may restrict transfers of Common Shares.

4.11	Conditions of Exercise
Each Optionee will, when requested by the Company, sign and deliver all such documents relating to the granting or exercise of Options that the Company deems necessary or desirable.

4.12	Incentive Stock Options
The following provisions apply, in addition to the other provisions of this Plan that are not inconsistent therewith, to Options intended to qualify as incentive stock options (“ISOs”) under section 422 of the Code:

(a)
Options may be granted as ISOs only to individuals who are employees of the Company or any present or future “subsidiary corporation” or “parent corporation” as those terms are defined in section 424 of the Code (collectively, “Related

Corporations”) and Options may not be granted to non‑employee Directors or independent contractors.

(b)	For purposes of Sections 4.6 and 4.7 of the Plan, “Disability” means “permanent and total disability” as defined in subsection 22(e)(3) of the Code.

(c)
If an Optionee ceases to be employed by the Company and/or all Related Corporations other than by reason of death or Disability, Options are eligible for treatment as ISOs only if exercised no later than three months following such termination of employment.

(d)
The Exercise Price in respect of Options granted as ISOs to employees who own more than 10% of the combined voting power of all classes of stock of the Company or a Related Corporation (a “10% Stockholder”) may not be less than 110% of the fair market value per Common Share on the Date of Grant and the term of any ISO granted to a 10% Stockholder may not exceed five years measured from the Date of Grant.

(e)
Options held by an Optionee are eligible for treatment as ISOs only if the fair market value (determined at the Date of Grant) of the Common Shares with respect to which such Options and all other options intended to qualify as “incentive stock options” under section 422 of the Code held by such individual and granted under the Plan or any other plan of a Related Corporation and that are exercisable for the first time by such individual during any one calendar year does not exceed US$100,000.

(f)
By accepting an Option granted as an ISO under the Plan, each Optionee agrees to notify the Company in writing immediately after such Optionee makes a Disqualifying Disposition of any stock acquired pursuant to the exercise of such ISO. For purposes of the foregoing, a “Disqualifying Disposition” is any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted, or (b) the date one year following the date the ISO was exercised.

(g)
Notwithstanding that the Plan is effective when adopted by the Board, no ISO granted under the Plan may be exercised until the Plan is approved by the Company’s shareholders and, if such approval is not obtained within 12 months after the date of the Board’s adoption of the Plan, then all ISOs previously granted terminate and cease to be outstanding and the provisions of this Section 4.12 cease to have effect; furthermore, the Board must obtain shareholder approval within 12 months before or after any increase in the total number of shares that may be issued under the Plan or any change in the class of employees eligible to receive ISOs under the Plan.

(h)
No modification of an outstanding Option that would provide an additional benefit to an Optionee, including but not limited to a reduction of the Exercise Price or extension of the exercise period, may be made without consideration and disclosure of the likely United States federal income tax consequences to the Eligible Persons affected thereby.

(i)	Options intended to be ISOs under this Plan must be granted prior to the tenth (10th) anniversary of the effective date of this Plan.

(j)
ISOs shall be neither transferable nor assignable by the Optionee other than by will or the laws of descent and distribution and may be exercised, during the Optionee’s lifetime, only by such Optionee.

ARTICLE 5
SHARE CAPITAL ADJUSTMENTS

5.1	General
The existence of any Options does not affect in any way the right or power of the Company or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Company’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company, to create or issue any bonds, debentures, Common Shares or other securities of the Company or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this section would have an adverse effect on this Plan or any Option granted hereunder.

5.2	Reorganization of Company’s Capital
Should the Company effect a subdivision or consolidation of Common Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company that, in the opinion of the Board, would warrant the replacement or amendment of any existing Options in order to adjust: (i) the number of Common Shares that may be acquired on the exercise of any outstanding Options; and/or (ii) the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Optionees, the Board, in its discretion, may authorize such steps to be taken as may be equitable and appropriate to that end.

5.3	Other Events Affecting the Company
In the event of an amalgamation, combination, merger or other reorganization involving the Company by exchange of Common Shares, by sale or lease of assets or otherwise, that, in the opinion of the Board, warrants the replacement or amendment of any existing Options in order to adjust: (i) the number of Common Shares that may be acquired on the exercise of any outstanding Options; or (ii) the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Optionees, the Board, in its discretion, may authorize such steps to be taken as may be equitable and appropriate to that end.

5.4	Immediate Exercise of Awards
Where the Board determines that the steps provided in Sections 5.2 and 5.3 would not preserve proportionately the rights and obligations of the Optionees in the circumstances or otherwise determines that it is appropriate, the Board, in its discretion, may permit the immediate exercise of any outstanding Options that are not otherwise exercisable.

5.5	Issue by Company of Additional Shares
Except as expressly provided in this Article 5, neither the issue by the Company of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (i) the number of Common Shares that may be acquired on the exercise of any outstanding Options; or (ii) the Exercise Price of any outstanding Options.

5.6	Fractions
No fractional Common Shares will be issued on the exercise of an Option. Accordingly, if, as a result of any adjustment under Sections 5.2, 5.3 or 5.4, an Optionee would become entitled to a fractional Common Share, the Optionee has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

5.7	Conditions of Exercise
The Plan and each Option are subject to the requirement that if at any time the Board determines that the listing, registration or qualification of the Common Shares subject to such Option upon any stock exchange or under any provincial, state or federal law, or the consent or approval of any governmental body, stock exchange or of the holders of the Common Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of Common Shares thereunder, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board. The Optionees must, to the extent applicable, cooperate with the Company in relation to such listing, registration, qualification, consent or other approval and have no claim or cause of action against the Company or any of its officers or directors as a result of any failure by the Company to obtain or to take any steps to obtain any such registration, qualification or approval.

5.8	Lock-up Agreement
As a condition to the grant of an Option and the issuance of Common Shares upon the exercise of an Option, if requested by the Company, an Optionee shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Shares acquired through the exercise of an Option under the terms of this Plan during such period (the “Lock-up Period”) of time following the effective date of a prospectus or registration statement of the Company filed under applicable securities laws that the lead underwriter of any public offering of Common Shares (the “Lead Underwriter”) shall specify. The Optionee shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Shares acquired pursuant to the exercise of an Option until the end of such Lock-up Period.

ARTICLE 6
MISCELLANEOUS PROVISIONS

6.1	Registration
Subject to applicable law and all of the terms and provisions of this Plan, an Option or Common Shares acquired on the exercise of an Option by an Optionee may be registered in the name of the Optionee or in the name of a Permitted Assign of the Optionee.

6.2	Legal Requirement
The Company is not obligated to grant any Options, issue any Common Shares or other securities, make any payments or take any other action if, in the opinion of the Board, in its discretion, such action would constitute a violation by an Optionee or the Company of any provision of any applicable statutory or regulatory enactment of any government or government agency.

6.3	Optionee’s Entitlement
Except as otherwise provided in this Plan, Options previously granted under this Plan, whether or not then exercisable, are not affected by any change in the relationship between, or ownership of, the Company and an Affiliate. For greater certainty, all Options remain valid and exercisable in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, an Affiliate ceases to be an Affiliate. Nothing contained in this Plan or in any Option granted under this Plan shall confer upon any Eligible Person any right to continued employment or engagement with the Company or an Affiliate or interfere in any way with the rights of the Company or an Affiliate in connection with the employment, engagement or termination of any such Eligible Person.

6.4	Withholding Taxes
The exercise of each Option granted under this Plan is subject to the condition that if at any time the Company determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is required under applicable law in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Company. In such circumstances, the Company may require that an Optionee pay to the Company, in addition to and in the same manner as the Exercise Price for the Common Shares, such amount as the Company is obliged to remit to the relevant taxing authority in respect of the exercise of the Option. Any such additional payment is due no later than the date as of which any amount with respect to the Option exercised first becomes includable in the gross income of the Optionee for tax purposes.

6.5	Rights of Eligible Person/Optionee
No Eligible Person has any claim or right to be granted an Option (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan),

and the granting of any Option is not to be construed as giving an Optionee a right to remain in the employ of the Company or an Affiliate. No Optionee has any rights as a shareholder of the Company in respect of Common Shares issuable on the exercise of rights to acquire Common Shares under any Option until the allotment and issuance to the Optionee of such Common Shares.

6.6	Termination and Amendments

(a)	This Plan shall terminate and, for greater certainty, all unexercised Options terminate and expire on the earliest of:

(i)	the date upon which no further Common Shares remain available for issuance pursuant to Options that may be granted under the Plan and no Options remain outstanding; and

(ii)	upon the occurrence of a Change of Control, unless the Board otherwise determines in connection with the exercise of the Board’s discretion under Section 4.9, unless this Plan is renewed or extended for such further period and upon such terms and conditions as the Board may determine.

(b)
In addition, the Board may, without notice, at any time or from time to time, amend, suspend or terminate this Plan or any provisions hereof in such respects as it, in its sole discretion, determines appropriate. No such amendment, suspension or termination of this Plan, without the consent of any Optionee or the representatives of his or her estate, as applicable, alters or impairs any rights or obligations arising from any Option previously granted to an Optionee under this Plan.

6.7	Indemnification
Every Director will at all times be indemnified and saved harmless by the Company from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such Director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the Director, otherwise than by the Company, for or in respect of any act done or omitted by the Director in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgement rendered therein.

6.8	Participation in the Plan
The participation of any Eligible Person in the Plan is entirely voluntary and not obligatory and is not to be interpreted as conferring upon such Eligible Person any rights or privileges other than those rights and privileges expressly provided in this Plan. In particular, participation in this Plan does not constitute a condition of employment or service nor a commitment on the part of the Company to ensure the continued employment or service of such Eligible Person. This Plan does not provide any guarantee against any loss that may result from fluctuations in the market value of the Common Shares. The Company does not assume responsibility for the personal income or other tax consequences for the Eligible Persons and they are advised to consult with their own tax advisors.

6.9	Effective Date
This Plan becomes effective on March 12, 2009 upon the approval of the Board. This Plan was amended (i) by resolution of the Board dated June 11, 2009, as described in Section 6.11(a); (ii) by resolution of the Board dated November 1, 2010, as described in Section 6.11(b); (iii) by resolution of the Board dated January 28, 2011, as described in Section 6.11(c); and (iv) by resolution of the Board dated April 10, 2013, as described in Section 6.11(d).

6.10	Governing Law
This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.11	Amendments

(a)
By resolution of the Board dated June 11, 2009, Section 3.4(a) of this Plan was amended, following a 3-for-1 stock split, to reflect that the aggregate number of Common Shares that may be issued pursuant to the exercise of Options shall not exceed 714,864 Common Shares. The effective date of such amendment was June 11, 2009.

(b)
By resolution of the Board dated November 1, 2010, Section 3.4(a) of this Plan was further amended to increase the aggregate number of Common Shares that may be issued pursuant to the exercise of Options from 714,864 Common Shares to 814,864 Common Shares. The effective date of such amendment was November 1, 2010.

(c)
By resolution of the Board dated January 28, 2011, Section 3.4(a) of this Plan was further amended to increase the aggregate number of Common Shares that may be issued pursuant to the exercise of Options from 814,864 Common Shares to 1,402,591 Common Shares. The effective date of such amendment was January 28, 2011.

(d)
By resolution of the Board dated April 10, 2013, Section 3.4(a) of this Plan was further amended to increase the aggregate number of Common Shares that may be issued pursuant to the exercise of Options from 1,402,591 Common Shares to 1,702,591 Common Shares. The effective date of such amendment was April 10, 2013.

(e)
By resolution of the Board dated December 4, 2014, Section 3.4(a) of this Plan was further amended to increase the aggregate number of Common Shares that may be issued pursuant to the exercise of Options from 1,702,591 Common Shares to 2,202,591 Common Shares. The effective date of such amendment was December 4, 2014.

SCHEDULE “A”

DEPOSIT RECEIPT

Optionee:
Name

Address
No. of Shares		(the “Deposited Shares”)
This Deposit Receipt confirms that the Optionee is the registered owner of the Deposited Shares and that Chango Inc. (the “Company”) is holding the share certificate evidencing the Deposited Shares on behalf of the Optionee in accordance with Section 4.5(b) of the Chango Inc. Stock Option Plan dated March 12, 2009, as amended and as the same may be further supplemented and amended from time to time (the “Plan”). Unless they are otherwise defined herein, any capitalized terms used herein shall have the meaning ascribed to such terms in the Plan.

The Company hereby confirms that the Optionee is entitled to receive any dividends or other distributions paid on the Deposited Shares.

This Deposit Receipt is not effective until countersigned on behalf of the Company and accepted by the Optionee. This Deposit Receipt is to serve only as confirmation of the registered ownership of the Deposited Shares and has no legally binding effect.

Dated:	,	20

			CHANGO INC.
		By:
		Name:
		Title:

Accepted:	,	20

Signature of Optionee

SCHEDULE “B”
EXERCISE NOTICE
I,             , hereby exercise the option to purchase          Common Shares of Chango Inc. (the “Company”) at a purchase price of $         per Common Share (the “Exercise Price”). This Exercise Notice is delivered in respect of the option to purchase Common Shares of the Company that was granted to me on                  pursuant to the Option Agreement entered into between the Company and me.

In connection with the foregoing, I enclose the aggregate Exercise Price in cash, by certified cheque, bank draft or money order payable to the Company in the amount of $             as full payment for the Common Shares to be received upon exercise of the Option.

I acknowledge that the certificate representing the Common Shares to be received upon exercise of the Option will be held by the Company, and that I will receive a Deposit Receipt in accordance with Section 4.5(b) of the Chango Inc. Stock Option Plan as confirmation of the registered ownership of such shares.

Date	Optionee’s Signature

SCHEDULE “C”
OPTION AGREEMENT

Chango Inc. (the “Company”) hereby grants to the Optionee named below (the “Optionee”), an option (the “Option”) to purchase, in accordance with and subject to the terms, conditions and restrictions of this Agreement, together with the provisions of the Chango Inc. Stock Option Plan dated March 12, 2009, as amended and as the same may be further supplemented and amended from time to time (the “Plan”), the number of Common Shares in the capital of the Company (“Common Shares”) at the price per share set forth below:
Name of Optionee:
Type of Participant:     Employee, Executive, or Consultant
Date of Grant:
Total Number of Common Shares Subject to Option:
Exercise Price:

1.
The terms and conditions of the Plan are incorporated by reference as terms and conditions of this Option Agreement and all capitalized terms used in this Agreement, unless expressly defined in a different manner, have the meanings given to them in the Plan.

2.
Subject to Sections 4.9 and 5.4 of the Plan and unless otherwise determined by the Board at the time of granting an Option, each Option is exercisable [in the instalments set forth in Section 4.4 of the Plan.] OR [in the following instalments:] [Include applicable “Expiry Date”, vesting schedule, etc. where the terms of the Option are intended to depart from the time periods, etc. as set out in the Plan.]

3.	In no event is the Option exercisable after the Expiry Date.

4.
No fractional Common Shares will be issued on the exercise of the Option. If, as a result of any adjustment to the number of Common Shares issuable on the exercise of the Option pursuant to the Plan, the Optionee would be entitled to receive a fractional Common Share, the Optionee has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

5.
Nothing in the Plan or in this Option Agreement will affect the Company’s right, or that of an Affiliate, to terminate the employment of, term of office of, or consulting agreement or arrangement with an Optionee at any time for any reason. Upon such termination, an Optionee’s rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Plan, and in particular in Sections 4.6 and 4.7 of the Plan.

6.	Each notice relating to the Option, including the exercise of it, must be in writing. All notices to the Company must be delivered personally or by prepaid registered mail and must be addressed to the Secretary of the Company. All notices to the Optionee will be addressed to the principal address of the Optionee on file with the Company. Either the Company or the Optionee may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth business day following the date of mailing. Any notice given by the Optionee is not binding on the Company until received.

7.
When the issuance of Common Shares on the exercise of the Option may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to refuse to issue such Common Shares for so long as such conflict or inconsistency remains outstanding.

8.
Subject to Section 4.6 of the Plan, the Option granted pursuant to this Option Agreement may only be exercised during the lifetime of the Optionee by the Optionee personally and, subject to Section 3.6(b) of the Plan, no assignment or transfer of the Option, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Option whatsoever in any assignee or transferee, and immediately upon any assignment or transfer or any attempt to make such assignment or transfer, the Option terminates and is of no further force or effect. Complete details of this restriction are set out in the Plan.

9.	The Optionee hereby agrees that:

(a)
any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option granted hereunder and the exercise of it, is final and conclusive for all purposes and binding on all persons including the Company and the Optionee; and

(b)	the grant of the Option does not affect in any way the right of the Company or any Affiliate to terminate the employment or service of the Optionee.

10.
The Optionee hereby acknowledges and agrees that his/her/its participation in the grant of the Option (the “trade”) is entirely voluntary. In that regard, the Optionee acknowledges that under applicable securities laws, participation in the trade is considered voluntary if:

(a)
in the case of an Employee or a Permitted Assign of an Employee, the Employee or the Employee’s Permitted Assign is not induced to participate in the trade by expectation of employment or continued employment of the Employee with the Company or an Affiliate;

(b)
in the case of an Officer or a Permitted Assign of an Officer, the Officer or the Officer’s Permitted Assign is not induced to participate in the trade by expectation of appointment, employment, continued appointment or continued employment of the Officer with the Company or an Affiliate; and

(c)
in the case of a Consultant or a Permitted Assign of a Consultant, the Consultant or the Consultant’s Permitted Assign is not induced to participate in the trade by expectation of engagement of the Consultant to provide services or continued engagement of the Consultant to provide services to the Company or an Affiliate.

11.	This Option Agreement has been made in and is to be construed under and in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
[FOR U.S. OPTIONEES

12.	The Option granted hereby is intended to be an ISO and the Optionee acknowledges and agrees that Section 4.12 of the Plan is applicable to the Option and the Optionee.]

CHANGO INC.
By:
Authorized Signatory

I have read the foregoing Option Agreement and hereby accept the Option to purchase Common Shares in accordance with and subject to the terms and conditions of this agreement and the Plan. I understand that I may review the complete text of the Plan by contacting the Secretary of the Company. I agree to be bound by the terms and conditions of the Plan governing the award of Options evidenced by this Option Agreement.

Date Accepted	Optionee’s Signature

Optionee’s Name (Please Print)

SCHEDULE “D”
ASSUMPTION AGREEMENT

    THIS AGREEMENT is made the ■ day of ■, 20■.

TO:	CHANGO INC., a corporation existing under the laws of the Province of Ontario,
(the “Company”)
AND TO:    The Shareholders of the Company.
WHEREAS:

A.
All of the shareholders of the Company (the “Shareholders”) are parties to a shareholders agreement, as may be amended from time to time in accordance with the terms thereof (the “Shareholders Agreement”).

B.
Pursuant to the stock option plan of the Company dated March 12, 2009, as may be amended or replaced from time to time in accordance with the terms thereof (the “Plan”), the issuance by the Company of common shares in the capital of the Company to an Optionee (as such term is defined in the Plan) upon the exercise of Options granted to such Optionee is conditional upon the Optionee entering into this Assumption Agreement.

C.	The Optionee executing this Assumption Agreement below is desirous of exercising Options previously granted by the Company to the Optionee.

D.	All capitalized terms not defined herein shall have the meaning as may attributed to such terms in the Plan.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Optionee hereby covenants and agrees each with the Company and the Shareholders as follows:

1.	Recitals. The Optionee acknowledges and declares that the foregoing recitals, insofar as they relate to the Optionee, are true and correct.

2.	Covenant to be Bound. The Optionee covenants and agrees to be bound by the terms of the Shareholders Agreement in the same manner as if the Optionee had been an original party thereto.

3.	Jurisdiction. This Assumption Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

4.
Independent Legal Advice. The Optionee hereby acknowledges receipt of a copy of the Shareholders Agreement. By executing this Assumption Agreement, the Optionee acknowledges that he or she has been advised to seek independent legal counsel in connection with the execution of this Assumption Agreement and with respect to the Optionee’s obligations and rights thereunder and under the Shareholders Agreement. The Optionee acknowledges that he or she has sought the advice of counsel and other advisors or has determined that such advice is unnecessary.

IN WITNESS WHEREOF, the Optionee and the Company have duly executed this Assumption Agreement as of the date first above written.
SIGNED, SEALED and DELIVERED    )
in the presence of:        )
)
__________________________________    )
Witness            )    __________________________________
)     Name of Optionee:
)
__________________________________    )
Witness            )

CHANGO INC.
By:
Name:
Title:

SCHEDULE “E”
POWER OF ATTORNEY

    The undersigned holder of common shares (the “Common Shares”) in the capital of Chango Inc. (the “Company”) hereby irrevocably appoints the Secretary of the Company (the “Attorney”), from time to time, as the sole and exclusive attorney of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting, consent and similar rights of the undersigned, in a manner consistent with all resolutions passed, consents given or recommendations made by the board of directors of the Company, and/or sign any shareholder consents, with respect to all of the Common Shares that now are or hereafter registered in the name of, and/or beneficially owned by, the undersigned, and any and all other shares or securities of the Company issued or issuable on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Power of Attorney.
Upon the undersigned’s execution of this Power of Attorney, any and all prior powers of attorney and proxies given by the undersigned with respect to any shares of the Company (other than any power of attorney granted under the stock option plan of the Company dated March 12, 2009, as amended and as the same may be further supplemented and amended from time to time (the “ESOP”) and any power of attorney granted under or pursuant to the Shareholders Agreement (as defined in the ESOP)) are hereby revoked and the undersigned agrees not to grant any subsequent powers of attorney or proxies with respect to the shares. This Power of Attorney may be exercised during any subsequent legal incapacity on the undersigned’s part.
This Power of Attorney is coupled with an interest and is granted pursuant to the ESOP and is granted in consideration of the Company issuing to the undersigned Common Shares upon the exercise of previously granted stock options. The provisions of this Power of Attorney relating to the Common Shares shall apply, mutatis mutandis, to any shares or securities into which the Common Shares may be converted, exchanged, changed, reclassified, redesignated, subdivided or consolidated, any shares or securities which entitle the holder thereof to vote at any meeting of shareholders of the Company which may be distributed on the Common Shares as a stock dividend or otherwise and any shares or securities of the Company or of any successor corporation which may be received on or in respect of the Common Shares on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.
This Power of Attorney shall be governed by and construed in accordance with the laws of the Province of Ontario. This Power of Attorney is intended to be a continuing power of attorney within the meaning of and governed by the Substitute Decisions Act (Ontario), or any similar power of attorney under equivalent legislation in any of the provinces or territories of Canada (a “CPOA”). The execution of this Power of Attorney does not terminate any CPOA granted previously and this Power of Attorney is not terminated by the execution by the undersigned in the future of a CPOA, and the undersigned hereby agrees not to take any action that results in the termination of this Power of Attorney prior to the termination hereof. Any proxy executed and delivered pursuant hereto relating to any meeting of shareholders or any adjournments thereof shall revoke any proxy otherwise executed and delivered by or on behalf of the undersigned with respect to such meeting or any adjournments thereof, regardless of the respective dates thereof.

The undersigned hereby agrees that the Attorney will have no liability or responsibility whatsoever by reason of any loss or damage to the undersigned arising out of or in consequence of any mistake or error of law or fact on any matter or thing done or omitted to be done in connection with the exercise of the rights granted hereunder.
Any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.
This Power of Attorney shall terminate, and be of no further force and effect, upon the earlier of: (i) the undersigned ceasing to be a security holder of the Company; and (ii) upon the Company becoming a Public Company (as defined in the ESOP).
DATED the ■ day of ■, 20■.
SIGNED, SEALED and DELIVERED    )
in the presence of:        )
)
__________________________________    )    __________________________________
Witness            )    Signature of Shareholder
)
__________________________________    )
Witness                    )